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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Merit Medical Systems, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 2004

MERIT MEDICAL SYSTEMS, INC.

        You are cordially invited to attend the Annual Meeting of Shareholders of Merit Medical Systems, Inc. (the "Company"), which will be held on Tuesday, May 25, 2004, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah (the "Annual Meeting"), for the following purposes:

(1)
To elect two directors of the Company, each to serve for a term of three years or until his successor has been duly elected and qualified;

(2)
To consider and vote upon a proposal to amend the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan for the purposes of (i) changing the name of the plan to the "Merit Medical Systems, Inc. Stock Incentive Plan," (ii) increasing the number of shares of Common Stock of the Company available for the grant of awards under that plan from 4,678,861 shares to 5,928,861 shares; (iii) establishing minimum vesting periods for grants of restricted stock under the plan, and (iv) limiting the discretion of the plan's administrative committee (currently the Compensation Committee of the Company's Board of Directors) to amend the plan or waive certain restrictions set forth in the plan;

(3)
To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2004; and

(4)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 20, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

KENT W. STANGER, C.P.A.
Chief Financial Officer, Secretary and Treasurer

April 26, 2004

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

MERIT MEDICAL SYSTEMS, INC.
1600 Merit Parkway
South Jordan, Utah 84095

PROXY STATEMENT

Annual Meeting of Shareholders
May 25, 2004

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of Merit Medical Systems, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's common stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 25, 2004, at 3:00 p.m., at the Company's corporate offices at 1600 West Merit Parkway, South Jordan, Utah, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 26, 2004.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Company, without receiving additional compensation, may solicit proxies personally or by telephone, electronic mail or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by those persons, and the Company will reimburse those brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained the Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Ave., 12th Floor, New York, New York 10017, to assist in the solicitation of proxies, for an estimated fee of $7,500, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders.

VOTING

        The Board of Directors has fixed the close of business on April 20, 2004 as the Record Date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 26,265,141 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

        Shares of the Common Stock that are entitled to be voted at the Annual Meeting and are represented by properly executed proxies will be voted in accordance with the instructions on those proxies. If no instructions are indicated, those shares will be voted FOR the election of each of the two director nominees for their respective terms, FOR the proposal to amend the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "Incentive Plan") for the purposes of (i) changing the name of the Incentive Plan to the "Merit Medical Systems, Inc. Stock Incentive Plan,"

(ii) increasing the number of shares of Common Stock available for awards under the Incentive Plan from 4,678,861 shares to 5,928,861 shares, (iii) establishing minimum vesting periods for grants of restricted stock under the Incentive Plan, and (iv) limiting the discretion of the Incentive Plan's administrative committee (currently the Compensation Committee of the Company's Board of Directors) to amend the Incentive Plan or waive restrictions set forth therein, FOR the ratification of the appointment of Deloitte & Touche LLP to be the Company's independent auditor for the fiscal year ending December 31, 2004, and in the discretion of the proxy holder as to any other matters that may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

        A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

        Under Utah law, in connection with the election of directors, the two nominees receiving the highest number of votes will be elected. In order to approve the proposals in respect of the amendment of the Incentive Plan and the appointment of independent auditors, votes cast in favor of each proposal must exceed the votes cast against. Abstentions and broker non-votes will not have the effect of being considered as votes cast with respect to those matters.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        At the Annual Meeting, two directors of the Company are to be elected to serve for a term of three years or until their successors are duly elected and qualified. Each of the nominees for director, identified below, is currently a director of the Company. If either of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited by this proxy statement will be voted for other persons as may be designated by the present Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

        Certain information with respect to each director nominee is set forth below.

        Rex C. Bean, 73, has been a director of the Company since 1988. Mr. Bean retired from the U.S. Air Force in 1987 and is principally engaged in the management of private investments. Mr. Bean is nominated to serve a three-year term.

        Richard W. Edelman, 63, has been a director of the Company since 1988. He is the managing director and Dallas branch manager of Sanders Morris Harris, a stock brokerage firm. From 1998 to 2000, he was a Senior Vice President of Southwest Securities, Inc., a stock brokerage firm located in Dallas, Texas. From 1996 to 1998, he was Managing Director of Rodman & Renshaw, Inc., a stock brokerage firm. From 1987 to 1996, he was employed by Southwest Securities, Inc., as Senior Vice President. Prior to joining Southwest Securities, Inc., in 1987, Mr. Edelman was a securities analyst and Vice President for Schneider, Bernet and Hickman, a Dallas, Texas securities firm. Mr. Edelman obtained an MBA degree from Columbia University, New York City, in 1966. Mr. Edelman is nominated to serve a three-year term.

        The Board of Directors recommends that shareholders vote FOR each of the foregoing nominees.

Directors Whose Terms of Office Continue

        Fred P. Lampropoulos, 54, has been Chairman of the Board, Chief Executive Officer and President of the Company since its formation in July 1987. From 1983 to June 1987, Mr. Lampropoulos was Chairman of the Board and President of Utah Medical Products, Inc. ("Utah Medical"), a medical device company. Mr. Lampropoulos' term as a director expires in 2006.

        Kent W. Stanger, C.P.A., 49, has been Chief Financial Officer, Secretary, Treasurer and a director of the Company since 1987. Prior to joining the Company, Mr. Stanger was the controller for Utah Medical from 1985 to August 1987. Prior to 1985, he was the corporate controller for Laser Corporation, American Laser and Modulaire Industries, Inc. Mr. Stanger is a certified public accountant. Mr. Stanger's term as a director expires in 2006.

        James J. Ellis, 70, has been a director of the Company since November 1995. He has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as General Manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. He also serves as a director of Jack Henry & Associates, a publicly traded company engaged in the sale and service of software for the banking industry. Mr. Ellis' term as a director expires in 2005.

        Michael E. Stillabower, M.D., 60, has been a director of the Company since March 1996. Dr. Stillabower has been a physician in private practice in Wilmington, Delaware, since 1980. He is President of Cardiology Consultants, P.A. in Wilmington, Delaware. In 1999, Dr. Stillabower was appointed Director, Cardiovascular Research, Christiana Hospital. From 1988 to 1999, he was Chief of Cardiology at the Medical Center of Delaware, where he held a number of appointments including Director, Coronary Care Unit, from 1984 to 1988. In May 1995, he was appointed Clinical Associate Professor of Medicine, Jefferson Medical College in Philadelphia, Pennsylvania, where he obtained his M.D. degree in 1976. He is an Elected Fellow of the American College of Cardiology and a member of other professional associations and is actively engaged in cardiology research, instruction and publication of related papers and abstracts. Dr. Stillabower's term as a director expires in 2005.

Committees, Meetings and Reports

        The Board of Directors has a standing Audit Committee and an Executive Compensation Committee. The members of the Audit Committee are Richard W. Edelman (Chairman), James J. Ellis and Rex C. Bean. The members of the Executive Compensation Committee are James J. Ellis (Chairman), Rex C. Bean and Richard W. Edelman. The Company has no nominating committee. The following directors are independent directors for purposes of the Marketplace Rules of the Nasdaq National Market on which the Common Stock is currently quoted: Rex C. Bean, Richard W. Edelman, James J. Ellis, and Michael E. Stillabower.

        The Company is in the process of forming a nominating committee and developing a nominating committee charter. The full Board of Directors currently recommends director nominees and the amount of director compensation. The Board of Directors will consider recommendations for director nominees by shareholders if the names of those nominees and relevant biographical information are submitted in writing to the Secretary of the Company in the manner described for shareholder nominations below under the heading "Proposals of Shareholders." All nominees, whether submitted by a shareholder or the Board of Directors, will be evaluated in the same manner. The current director nominees were recommended by the Board of Directors including the independent members thereof.

        The Executive Compensation Committee met seven times during 2003. The Executive Compensation Committee oversees all executive compensation and benefit programs of the Company. The Executive Compensation Committee reviews and approves all executive compensation and benefit plans.

        The Audit Committee met five times during 2003 to review the Company's accounting practices and procedures, discuss the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company. The Board of Directors has determined that Richard W. Edelman, who serves as the Audit Committee Chairman, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The Board of Directors have adopted an Audit Committee Charter, a copy of which is attached to this proxy statement as Exhibit A. All of the members of the Audit Committee are independent for purposes of the Marketplace Rules of the Nasdaq National Market on which the Common Stock is currently quoted.

        During the fiscal year ended December 31, 2003, there were 11 meetings held by the Board of Directors. No Director attended fewer than 75 percent of the total number of meetings of the Board of Directors and of any committee on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities that are derivative of the Common Stock. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of those forms and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) reports required to be filed by the Company's officers and directors were properly filed.

Director Compensation

        Directors who are not employees of the Company receive an annual retainer of $15,000 and a director's fee of $1,200 per meeting attended in person and $400 for each telephonic meeting in which they participate. All directors also are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

Code of Ethics

        The Company has adopted a code of ethics for its principal executive officer and principal financial officers, a copy of which is attached to this proxy statement as Exhibit B.

Shareholder Communication with the Board of Directors

        The Board of Directors will receive communications from shareholders. All communications, except those related to shareholder proposals that are discussed below under the heading "Proposals of Shareholders," must be sent to the Chairman of the Board of Directors at the Company's executive offices at 1600 West Merit Parkway, South Jordan, Utah 84095. All members of the Board of Directors are strongly encouraged to attend the Annual Meeting of Shareholders. All members of the Board of Directors were present at the 2003 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

        In addition to Mr. Lampropoulos and Mr. Stanger, whose biographies are included previously in this Proxy Statement as directors of the Company, certain information is furnished with respect to the following executive officers of the Company:

        B. Leigh Weintraub, 54, was appointed Chief Operating Officer in February 1997, from her previous position as Vice President of Operations where she served since April 1995. She was Director and Vice President of Regulatory Affairs and Quality Assurance of the Company from August 1993 to 1995. From 1992 to August 1993, she was Director of Regulatory Affairs and Clinical Programs for Endomedix, a medical device company based in Irvine, California. From 1988 to 1992, Ms. Weintraub was employed by Baxter Healthcare Corporation as manager of quality strategies and quality engineering and as project engineer, quality engineering. Ms. Weintraub completed an executive MBA program at Pepperdine University in April 1993.

        Brian L. Ferrand, 49, has been Vice President of Sales of the Company since June 1993. He was Director of Sales of the Company from May 1992 to May 1993, and was National Sales Manager of the Company from December 1991 to April 1992. From 1987 to December 1991, Mr. Ferrand was employed by Medical Marketing Associates and held positions as medical products sales representative, sales manager, and vice president of marketing and sales.

        Bryan R. Lampropoulos, 32, has been Executive Vice President of Global OEM Sales and Marketing of the Company since 2001, with additional responsibilities of providing oversight of international worldwide dealers. He served as the Company's Vice President of Global OEM Sales from 1998 to 2001 and Director of Global OEM Sales & Marketing from 1997 to 1998. During 1992-1994, Mr. Lampropoulos resigned from the Company and served as the President of C2A Group, Inc. an import and export aquatics supply company located in Salt Lake City, Utah. Mr. Lampropoulos served as the Company's Director of Business Development and as a Territory Salesperson from 1992-1994. Mr. Lampropoulos is a graduate of the University of Utah and is the son of Fred P. Lampropoulos.

Compensation of Officers

        The compensation of Fred P. Lampropoulos, the Company's Chief Executive Officer, and the Company's other four most highly compensated officers who were paid at least $100,000 (the "Named Officers") during the fiscal year ended December 31, 2003, is shown on the following pages in three tables and discussed in the report from the Executive Compensation Committee of the Board of Directors.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Position	Fiscal Year	Salary	Accrued Bonus		Options SARS (#)		All Other Compensation
Fred P. Lampropoulos Chairman of the Board, Chief Executive Officer and President	2003 2002 2001	$305,000 305,000 305,000	$364,300 266,400 180,000		140,778 17,777 227,777	(4)(10) (3)(4) (3)(4)(5)	$16,231 17,059 33,021	(1)(2) (1)(2) (1)(2)
Brian L. Ferrand Vice President of Sales	2003 2002 2001	250,000 250,000 250,000	168,750 148,000 100,000		49,556 17,777 75,001	(4)(10) (3)(4) (3)(4)(5)	23,731 18,039 13,584	(1)(2) (1) (1)(2)
Bryan R. Lampropoulos Executive Vice President Global, OEM Sales & Marketing	2003 2002 2001	0 0 0	485,231 329,318 306,469	(5) (6) (7)	49,556 0 61,110	(4)(10) (3)(4)(5)	10,385 18,635 11,981	(1)(2)(9) (1)(2)(9) (1)(2)
Kent W. Stanger Chief Financial Officer, Secretary, Treasurer and Director	2003 2002 2001	200,000 200,000 200,000	153,928 91,020 61,500		91,223 17,777 1,277,773	(3)(4) (3)(4)(5)	4,500 5,115 4,047	(2) (2) (2)
B. Leigh Weintraub Chief Operating Officer	2003 2002 2001	200,000 200,000 200,000	97,278 76,220 51,500		49,556 0 100,000	(4)(10) (3)(4)(5)	4,500 9,037 3,955	(2) (2) (2)

(1)
Includes vacation paid with cash in lieu of benefit.

(2)
Amounts shown reflect contributions made by the Company for the benefit of the Named Officers under the formula plan provision of the Company's 401(k) Profit Sharing Plan.

(3)
All option amounts reflect 5-for-4 stock splits effective August 28, 2001, and April 12, 2002.

(4)
All option amounts reflect 4-for-3 stock splits effective August 15, 2003 and December 3, 2003.

(5)
2001 options include the grant for 2002 granted on December 8, 2001.

(6)
Bonus amount for 2003 is made up of $451,481 in commission and $33,750 in bonus.

(7)
Bonus amount for 2002 is made up of $299,718 in commission and $29,600 in bonus.

(8)
Bonus amount in 2001 is made up of $286,469 in commission and $20,000 in bonus.

(9)
Including income from the Company's Non-Qualified Employee Stock Purchase Plan.

(10)
2003 options include the grant for 2004 granted on December 13, 2003.

Option Grants in Last Fiscal Year

        The following table sets forth individual grants of stock options made to the Named Officers during the fiscal year ended December 31, 2003. As of December 31, 2003, the Company had not granted any stock appreciation rights. The exercise prices of all options granted during the year ended December 31, 2003 were not less than the market price of the Common Stock as of the date of grant.

			Percent of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Number of Securities Underlying Options Granted
Name					Exercise Price	Expiration Date
							5%	10%
Fred P. Lampropoulos	71,111 26,667 28,000 15,000	(1)(2) (2) (1)	5.21 1.95 2.05 1.10	% % % %	$9.74 10.47 21.67 21.67	2/6/2013 5/22/2013 12/13/2013 12/13/2013	$435,697.52 175,653.30 381,588.10 204,422.20	$1,104,143.05 445,139.96 967,019.18 518,045.99
Brian L. Ferrand	35,556 14,000	(1)(2)	2.60 1.03	% %	9.74 21.67	2/6/2013 12/13/2013	217,851.82 190,794.05	552,079.29 483,509.59
Bryan R. Lampropoulos	35,556 14,000	(1)(2) (1)	2.60 1.03	% %	9.74 21.67	2/6/2013 12/13/2013	217,851.82 190,794.05	552,079.29 483,509.59
Kent W. Stanger	35,556 26,667 15,000 14,000	(1)(2) (2) (1)	2.60 1.95 1.10 1.03	% % % %	9.74 10.47 21.67 21.67	2/6/2013 5/22/2013 12/13/2013 12/13/2013	217,851.82 175,653.30 204,422.20 190,794.05	552,079.29 483,509.59 518,045.99 483,509.59
B. Leigh Weintraub	35,556 14,000	(1)(2) (1)	2.60 1.03	% %	9.74 21.67	2/6/2013 12/13/2013	217,851.82 190,794.05	552,079.29 483,509.59

(1)
Subject to a five-year vesting period, with 20% of the grant vesting on each anniversary of the grant date.

(2)
All option amounts reflect 4-for-3 stock splits effective August 15, 2003 and December 3, 2003.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

        The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended December 31, 2003 upon the exercise of stock options, the value realized upon that exercise, the number of unexercised stock options held on December 31, 2003, and the aggregate value of those options held by the Named Officers:

	Number of Shares Acquired on Exercise(1)		Number of Unexercised Options at December 31, 2003(1)		Value of Unexercised In-the-Money Options at December 31, 2003(2)
		Value Realized on Exercise
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Fred P. Lampropoulos	222,223	$2,951,677	375,555	219,110	$6,771,132	$3,033,934
Brian L. Ferrand	24,113	344,035	6,669	108,776	97,708	1,431,728
Bryan R. Lampropoulos	23,335	247,421	0	86,220	0	1,082,794
Kent W. Stanger	41,110	760,965	230,558	114,416	3,192,038	1,613,718
B. Leigh Weintraub	36,782	538,505	8,894	114,416	130,323	1,613,718

(1)
All option amounts and prices have been adjusted to reflect 5-for-4 stock splits effective August 28, 2001, and April 12, 2002, and 4-for-3 stock splits effective August 15, 2003 and December 3, 2003.

(2)
Reflects the difference between the exercise price of the options granted and the value of a share of Common Stock on December 31, 2003. The closing sale price of the Common Stock on December 31, 2003 as reported by Nasdaq was $22.26 per share.

Change of Control Employment Agreements

        The Board of Directors has approved Change of Control Employment Agreements (the "Employment Agreements") for each of the Named Officers. These Employment Agreements provide benefits in the event of a change of control of the Company and payments and benefits in the event of termination of employment under certain circumstances.

        The Employment Agreements provide for the continued employment of the Named Officers for two years following a change of control (three years in the case of Mr. Fred P. Lampropoulos) (the "Employment Period") in essentially the position held prior to the change of control and at an annual base salary and average annual bonus based on the salary paid during the last fiscal year and the average of the bonuses paid during the three fiscal years prior to the change of control. In addition, during the Employment Period, the Named Officers are entitled to participate in all retirement plans, benefit plans and other employee benefits in effect prior to the change of control or, if more favorable, in those benefit programs provided to employees after the change of control.

        Upon termination of employment by the Company following a change of control, other than for death, disability or cause, or if the Named Officer terminates employment for good reason, the Named Officer is entitled to receive the sum of (i) his or her base salary and bonus through the date of termination, (ii) any accrued or deferred compensation or benefits, (iii) an amount equal to the Named Officer's annual base salary and average annual bonus multiplied by the number of whole or fractional years remaining in the Employment Period, and (iv) continued coverage during the remainder of the Employment Period under the Company's benefit plans, programs, practices or policies. The Employment Agreements provide that the Named Officers may voluntarily terminate employment during a 30-day window period following the first 12 months of the Employment Period and that such a termination will be deemed for good reason. If termination of the employment of a Named Officer occurs that is not related to a change of control and is for other than death, disability or cause, the Named Officer is entitled to receive the sum of (i) and (ii) above, plus a sum equal to his or her annual base compensation and average bonus (based on the base salary paid during the last fiscal year and bonuses paid during the last three fiscal years).

        If termination of employment of a Named Officer occurs by reason of death or disability, he or she shall be entitled to payment of base salary and bonus through the date of termination, any deferred or accrued benefits, and other death or disability benefits equal to the most favorable benefits provided by the Company to other employees and their families. If the Named Officer is terminated for cause during the Employment Period, the Company is obligated to pay to the Named Officer his or her annual base salary through the date of termination, the amount of any compensation previously deferred, and any other benefits due through the date of termination, in each case to the extent not previously paid.

Report of the Executive Compensation Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that incorporates by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Executive Compensation Committee, the Report of the Audit Committee and the Performance Graph set forth on page 12 hereof shall not be deemed to be incorporated by reference into any such filings.

        General.    The Company's executive compensation program is administered by the Executive Compensation Committee, which is responsible for establishing the policies and amounts of compensation for the Company's executive officers. The Executive Compensation Committee, composed of three independent directors, has oversight responsibility for executive compensation and the executive benefit programs of the Company.

        Executive Compensation Principles.    The Company's executive compensation program is designed to align executive compensation with the values, objectives and performance of the Company. The executive compensation program is designed to achieve the following objectives:

  •
  Attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company;

  •
  Reward executive officers for long-term strategic management and the enhancement of shareholder value; and

  •
  Promote a performance-oriented environment that encourages Company and individual achievement.

        Executive Compensation Program.    The Company's executive compensation program consists of both cash and equity-based compensation. The components of the Company's executive compensation program and the policies that govern their implementation are outlined briefly below.

        Cash Compensation.    The Company's cash compensation policy is designed to provide competitive levels of compensation to attract and retain qualified individuals and to reward individual initiative and achievement. The Company's existing executive compensation program is a base compensation plan with a bonus compensation element.

        The salary for Fred P. Lampropoulos, President and Chief Executive Officer, is based generally upon comparisons with levels of compensation paid to Chief Executive Officers of other comparably-sized medical device manufacturers. The overall performance of the Company and the Company's progress toward achieving specific objectives are also important factors in setting compensation for Mr. Lampropoulos.

        Cash compensation for executive officers other than the Chief Executive Officer is based generally upon comparisons with comparably sized medical device manufacturers and is targeted at the mid-range of the salary levels of those manufacturers. Compensation of executive officers is based, in part, upon their respective responsibilities as compared to similar positions in comparable companies. The Executive Compensation Committee also considers individual merit and the Company's performance. It is the practice of the Committee to solicit and review recommendations of the Chief Executive Officer when determining salary levels for executive officers other than the Chief Executive Officer.

        The Executive Compensation Committee has established an annual incentive bonus program for the Chief Executive Officer. In 2003, Mr. Lampropoulos qualified for the full amount of the bonus when he achieved or exceeded all of the goals in each of three categories: revenue growth; earnings per share; and the completion of three major projects. For 2004, Mr. Lampropoulos will be entitled to receive base incentive compensation to be determined by the Executive Compensation Committee if the Company achieves each new goal established by the Executive Compensation Committee for revenue growth, earnings per share and project completion. If a particular goal is not completely achieved, no portion of the base incentive compensation will be paid for that category. In addition, the Board of Directors may in its discretion declare and pay to the Chief Executive Officer additional bonus amounts in recognition of exceptional performance.

        Equity-Based Compensation.    The Company has adopted various stock-based compensation plans that are designed to promote and advance the interest of the Company and its shareholders by strengthening the mutuality of interests between the executive officers of the Company and the Company's shareholders. Since executive incentive compensation is based on shares of Common Stock, the value of those awards to executive officers increases as the value of the Common Stock increases.

        Benefits.    The Company's policy is to provide an attractive benefit package to all employees. Executive officers of the Company are generally eligible to participate, on the terms and conditions applicable to all eligible employees of the Company, in the Merit Medical Systems 401(k) Profit Sharing Plan, a contributory savings and profit sharing plan for all Company employees over the age of 18. Certain executive officers may elect to defer certain awards or compensation under the Company's employee benefit plans.

EXECUTIVE COMPENSATION COMMITTEE

James J. Ellis, Chairman
Richard W. Edelman
Rex C. Bean

Report of the Audit Committee.

        The Audit Committee met five times during the 2003 year to review the Company's accounting practices and procedures with the Company's management and independent public accountants and to review the quarterly and annual financial statements of the Company. All members of the Audit Committee attended all such meetings. Additionally, the Audit Committee or Richard W. Edelman, its chairman, met with the Company's independent auditors and management to review the financial information included in the audited financial statements. The functions of the Audit Committee are outlined in the Audit Committee Charter attached to this proxy statement as Exhibit A. All members of the Audit Committee are "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditor is responsible for performing an audit of the Company's financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit Committee reviews these processes on behalf of the Board of Directors. The Audit Committee has reviewed and discussed with the Company's management and its independent auditor the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        The Audit Committee also has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended.

        The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditor its independence. The Audit Committee has also considered whether the provision of the services described below under the captions Proposal No. 4 Ratification of Selection of Auditor, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditor.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Commission.

AUDIT COMMITTEE

Richard W. Edelman, Chairman
Rex C. Bean
James J. Ellis

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information as of April 20, 2004, with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each director nominee, by each Named Officer and by all directors and executive officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. Percentages are based on 26,265,141 shares of Common Stock outstanding.

	Beneficial Ownership
	Number of Shares	Percentage of Class
Principal Shareholders
Barclays Global Investors(3) 45 Fremont Street, San Francisco, CA 94105	1,748,147	6.7
Wellington Management Company LLP(3) 75 State Street, Boston, MA 02109	1,346,674	5.1
Officers and Directors
Fred P. Lampropoulos	1,253,330	4.7
Kent W. Stanger, C.P.A.(1)(2)	818,627	3.1
Rex C. Bean(2)	403,748	1.5
James J. Ellis(2)	117,667	*
Michael E. Stillabower, M.D. (2)	109,443	*
Richard W. Edelman(2)	45,776	*
B. Leigh Weintraub(1)(2)	41,193	*
Brian L. Ferrand(1)(2)	24, 701	*
Bryan R. Lampropoulos(1)	23,794	*

*
Represents holdings of less than 1%

(1)
The computations above include the following share amounts that are held in the Company's 401(k) Profit Sharing Plan on behalf of participants thereunder: Fred P. Lampropoulos 55,636 shares; Kent W. Stanger 48,451 shares; B. Leigh Weintraub 6,804 shares; Brian L. Ferrand 14,030 shares; Bryan R. Lampropoulos 19,116 shares; and all executive officers and directors as a group, 144,037 shares.

(2)
The computations above include the following share amounts that are subject to options exercisable within 60 days of April 20, 2004, none of which have been exercised: Fred P. Lampropoulos 356,444 shares; Kent W. Stanger 253,642 shares; Rex C. Bean 128,887 shares; James J. Ellis 59,444 shares; Michael E. Stillabower M.D. 87,221 shares; Richard W. Edelman 45,776 shares; B. Leigh Weintraub 31,978 shares; Brian L. Ferrand 10,671 shares; Bryan R. Lampropoulos 0 shares; and all executive officers and directors as a group, 974,063 shares.

(3)
Based on Schedules 13G dated February 13, 2004, as filed with the Commission.

Merit Medical Systems, Inc.
Comparison of Five Year-Cumulative Total Returns
Performance Graph

Prepared by the Center for Research in Security Prices
Produced on 01/23/04 including data to 12/31/03

PROPOSAL NO. 2—AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC.
1999 OMNIBUS STOCK INCENTIVE PLAN

        The Board of Directors has voted to amend the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "Incentive Plan"), the purposes of (i) changing the name of the Incentive Plan to the "Merit Medical Systems, Inc. Stock Incentive Plan," (ii) increasing the number of shares of Common Stock available under the Incentive Plan from 4,678,861 shares to 5,928,861 shares, (iii) establishing minimum vesting periods for grants of restricted stock under the Incentive Plan, and (iv) limiting the discretion of the Incentive Plan's administrative committee (currently the Compensation Committee of the Board of Directors) to amend the Incentive Plan or waive restrictions set forth in the Incentive Plan (the "Plan Amendment"). If the Plan Amendment is not approved, the Incentive Plan will remain in effect in its present form. The terms of the Incentive Plan are summarized below. Capitalized terms, unless otherwise defined, have the meanings assigned to them in the text of the Incentive Plan. The provisions, terms and conditions of the Plan Amendment are set forth in a Second Amendment to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan, a copy of which is attached to this proxy statement as Exhibit C.

        The Board of Directors recommends that shareholders vote FOR the Plan Amendment.

General

        The Incentive Plan is intended to promote the interests of the Company and its shareholders by providing directors, officers, employees and others who are expected to contribute to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company thereby aligning their interest more closely to the interests of the shareholders. Persons eligible for grants under the Incentive Plan include six directors, approximately 1,250 employees that are not directors and an indeterminable number of consultants and others who may contribute to the long-term success of the Company.

        The Incentive Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act. In addition, the Incentive Plan is intended to provide performance-based compensation so as to be eligible for an exemption from the deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to persons who would qualify as the "Named Officers" of the Company in any given year. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to paid be disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, if the Plan Amendment is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to persons that would qualify as Named Officers pursuant to the Incentive Plan will not be subject to the deduction limit of Section 162(m).

Summary of Terms

        The Incentive Plan presently authorizes an aggregate of 4,678,861 shares of Common Stock that may be subject to awards, subject to adjustment as described below. If the Plan Amendment is approved, the number of shares of Common Stock authorized for awards under the Incentive Plan will increase to 5,928,861 shares. As of April 20, 2004, there were only 1,341 shares of Common Stock available for issuance upon the exercise of awards granted under the Incentive Plan.

        The Common Stock issued pursuant to the Incentive Plan may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Incentive Plan. The Common Stock is traded on the Nasdaq National Market. The closing price of the Common Stock on the Nasdaq National market on April 19, 2004 was $21.45. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Incentive Plan. The total number of shares of Common Stock subject to awards (including awards paid in cash but denominated in shares of Common Stock) granted to any participant in the Incentive Plan during any taxable year of the Company may not exceed 200,000. In the event that the Executive Compensation Committee of the Board of Directors (the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Incentive Plan, then the Committee will make equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Incentive Plan, the limit on individual awards, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

        Awards under the Incentive Plan may be made in the form of (i) stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) options other than incentive stock options ("non-qualified stock options"), (iii) stock appreciation rights, (iv) restricted stock, (v) phantom bonuses. Awards may be granted to directors, officers, employees and others expected to contribute to the long-term success of the Company and its subsidiaries as the Committee, in its discretion, selects.

        The Incentive Plan is administered by the Committee, which is, at all times, required to consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of those awards and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan. If, however, the Plan Amendment is approved, the Committee will no longer possess the discretion, without amendment of the Incentive Plan by the Company's shareholders, to (i) accelerate the date on which any Tandem SAR or Stand-Alone SAR or Incentive Award relating to Phantom Stock granted under the Incentive Plan becomes exercisable, (ii) otherwise adjust any of the terms of such Tandem SAR or Stand-Alone SAR, or (ii) accelerate the Exercise Date or Issue Date, or waive any condition imposed under the Incentive Plan, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to any such share.

Awards Under the Incentive Plan

        Stock Options.    Unless the Committee expressly provides otherwise, an option granted under the Incentive Plan will not be exercisable prior to one year after the date of grant and will become exercisable as to 20% of the shares subject thereto on each of the first through fifth anniversaries of the grant. The Committee determines each option's expiration date, but no incentive stock opinion may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") is established by the Committee, but may be no less than the fair market value of a share of Common Stock on the date of grant. The option exercise price is payable (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) by delivering instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Purchase Price, (iii) by delivering shares of Common Stock owned by the participant with appropriate stock powers, (iv) by electing to have the Company retain shares of

Common Stock that would otherwise be issued on the exercise of the Option, (v) any combination of the foregoing forms, or (vi) by such other payment method as the Committee may prescribe.

        Stock Appreciation Rights.    Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Incentive Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with a stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the fair market value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which that stock appreciation right is being exercised.

        Restricted Stock.    The Committee may grant restricted shares of Common Stock to persons, in amounts, and subject to terms and conditions (including the attainment of performance goals) as the Committee determines in its discretion. Awards of Restricted Stock granted to executive officers of the Company must be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of one or more pre-established performance goals (the "Performance Goals") established by the Committee. The Performance Goals may be based on the attainment by the Company (and/or its subsidiaries, if applicable) of any one or more of the following criteria: (i) a specified percentage return on total stockholder equity of the Company; (ii) a specified percentage increase in earnings per share of Common Stock from continuing operations of Common Stock; (iii) a specified percentage increase in net income of the Company; and (iv) a specified percentage increase in profit before taxation of the Company. If the Plan Amendment is approved, all grants of Restricted Stock will be subject to minimum vesting requirements. Awards of Restricted Stock which are subject to Performance Goals will not be exercisable prior to one year after the date of grant, whereas Restricted Stock awards which are not subject to Performance Goals will not be exercisable prior to three years after the date of grant.

        Phantom Stock.    The Committee may grant shares of phantom stock to persons, in amounts, and subject to terms and conditions (including the attainment of performance goals) as the Committee determines in its discretion. If the requirements specified by the Committee are met, the grantee of an award will receive a cash payment equal to the fair market value of a number of shares of Common Stock equal to the number of shares of phantom stock covered by the award plus the dividends that would have been paid on those shares had they actually been outstanding shares of Common Stock following the grant date. Awards of phantom stock granted to executive officers of the Company must be contingent on the attainment by the Company or a subsidiary of the Company, if applicable, of any one or more of the Performance Goals noted above.

        Stock Bonus.    The Committee may grant bonuses comprised of shares of Common Stock free of restrictions to persons and in amounts, as the Committee determines in its discretion. No Executive Officer is eligible to receive a Stock Bonus under the Incentive Plan unless a prior determination of eligibility is made by the Committee.

        The Board may suspend, discontinue, revise, terminate or amend the Incentive Plan at any time, but that shareholder approval must be obtained if and to the extent that the Board deems it appropriate to satisfy Section 162(m). In the event of a Change in Control, all outstanding awards will become fully vested and/or immediately exercisable.

Plan Benefits

        Because awards under the Incentive Plan will be granted at the sole discretion of the Committee and performance goal criteria may vary from year to year and from participant to participant, the

Company cannot now determine the exact number of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, phantom stock and stock bonuses to be granted in the future to each of the Named Officers, to all current executive officers as a group, to all non-executive officer directors as a group or to all non-executive officer employees as a group. See "Officer Compensation—Options Granted in Last Fiscal Year" above for the number of options granted under the Incentive Plan to the Named Officers in the year ended December 31, 2003. During the year ended December 2003, options to purchase 30,000 shares of Common Stock were granted to all current officers as a group.

Federal Income Tax Consequences

        The following is a general discussion of certain federal income tax consequences of awards granted under the Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and those authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee and is not intended as tax advice.

  Stock Options

        General.    No income will be recognized by an optionee upon either grant or exercise of a stock option. But the amount by which the market value of shares issued upon exercise of a stock option exceeds the exercise price is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If the optionee holds shares acquired upon exercise of a stock option for two years after the date of grant and one year after the date of exercise (the "holding periods"), and if the optionee has been an employee of the Company (or of any parent or subsidiary of the Company) at all times from the date of grant to the date three months before exercise, then any gain realized by the optionee upon sale or exchange of the shares generally will be long-term capital gain and any loss generally will be long-term capital loss.

        Generally, if an optionee disposes of shares acquired upon exercise of a stock option within the holding periods and all requirements other than the holding period rules are met (an "early disposition"), the optionee generally will recognize ordinary compensation income for the year of disposition equal to the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on disposition of the shares over the exercise price. The remainder of the gain realized upon the early disposition, if any, generally will be short-term or long-term capital gain. If shares acquired upon exercise of a stock option are disposed of in an early disposition, the Company generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary compensation income recognized by the optionee. With respect to shares purchased by certain executive officers, the Company's deduction can, in certain circumstances, be limited by the $1,000,000 cap on deductibility under Section 162(m) of the Internal Revenue Code.

        Exercise Using Previously Acquired Shares.    If an optionee exercises a stock option using exercise shares to acquire new option shares, the tax results generally will be as set forth above with the following exceptions. If the exercise shares were acquired on exercise of a stock option and the applicable holding periods have not been satisfied with respect to the exercise shares, the optionee will be treated as having made an early disposition of the exercise shares and accordingly will have ordinary compensation income for the year of disposition as discussed above.

        In addition, regulations proposed by the Internal Revenue Service divide the option shares into two groups for purposes of determining the tax consequences upon their disposition. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before exercise of the option, increased by any amount recognized as ordinary compensation income on the disposition of the exercise shares. The second group, consisting of the balance of the option shares, will have a tax basis of zero. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of a stock option and the applicable holding periods had been satisfied with respect to the exercise shares, the option shares in the first group generally will be treated for tax purposes as if acquired at the same time as the exercise shares. Only shares in the second group will effectively be subject to the holding periods, and on an early disposition of those shares an amount equal to their market value on the date of exercise will be treated as ordinary compensation income. The disposition of any option share, however, will be treated as the disposition of a share in the second group until either all of the shares in the second group have been disposed of or the holding periods have been satisfied. Before exercising a stock option using exercise shares, optionees should consult their individual tax advisers.

  Stock Appreciation Rights

        Generally there are no immediate federal income tax consequences to a participant when a stock appreciation right is granted. Instead, the participant realizes ordinary income when a cash payment is received. The Company will be entitled to deduct the same amount as a business expense at the time.

  Restricted Stock

        No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to Section 83(b) of the Internal Revenue Code) to recognize income at the time the recipient receives the stock. If the recipient makes the Section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the Section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

  Phantom Stock

        Generally there are no immediate federal income tax consequences to a participant when phantom stock is granted. Instead, the participant realizes ordinary income when a cash payment is received. The Company will be entitled to deduct the same amount as a business expense at the time.

  Stock Bonuses

        A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF AUDITOR

        The Audit Committee has recommended, and the Board of Directors has selected, the firm of Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, subject to ratification by the Company's shareholders. Deloitte & Touche LLP has acted as independent auditor for the Company since 1987. The Board of Directors anticipates that one or more representatives of Deloitte & Touch LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's financial statements and the reviews of the Company's interim financial statements included in the Company's Quarterly Reports on Forms 10-Q were approximately for the fiscal year ended December 31, 2002 and approximately $125,000 for the fiscal year ended December 31, 2002 and approximately $157,000 for the fiscal year ended December 31, 2003.

Audit-Related Fees

        The aggregate fees billed by Deloitte for all audit-related services, consisting of an audit of the Company's employee benefit plan for the Company's subsidiary located in Ireland were approximately $2,100 for the fiscal year ended December 31, 2003.

Tax Fees

        The aggregate fees billed by Deloitte for tax compliance, tax advice and tax planning were approximately $96,000 for the fiscal year ended December 31, 2002 and approximately $193,000 for the fiscal year ended December 31, 2003.

All Other Fees

        The aggregate fees billed by Deloitte for all other non-audit services were approximately zero for the fiscal year ended December 31, 2002 and approximately zero for the fiscal year ended December 31, 2003.

Pre-Approval Policies and Procedures

        The Audit Committee ensures that the Company engages its public accountants to provide only audit and non-audit services that are compatible with maintaining the independence of its public accountants. The Audit Committee approves or pre-approves all services provided by the Company's public accountants. Permitted services include audit and audit-related services, tax and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by the Company's external public accountants, whether identified in statute or determined in the Company's opinion to be incompatible with the role of an independent auditor.    All fees identified in the preceding three paragraphs were approved by the Audit Committee. During 2003, the Audit Committee reviewed all non-audit services provided by the Company's external public accountants, and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on that business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2005, proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in calendar year 2005 must be received by the Secretary of the Company at the Company's executive offices (1600 West Merit Parkway, South Jordan, Utah 84095) no later than December 31, 2004. Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2005 calendar year but fails to notify the Company of that intention prior to March 15, 2005, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

ADDITIONAL INFORMATION

        The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of that person, a copy of the Company's 2003 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Commission. Written requests for that information should be directed to the Secretary of the Company at the address on the first page of this proxy statement.

EXHIBIT A
MERIT MEDICAL SYSTEMS, INC.
AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Merit Medical Systems, Inc. (the "Company") is to oversee the Company's accounting and financial reporting processes, systems of internal accounting and financial controls, and the audits of the Company's financial statements.

        The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions. The Committee shall have sole authority to determine the fees and retention terms of such counsel, accountants, experts and advisors. The Committee shall have full access to all books, records, facilities and personnel of the Company.

Membership

        The Committee shall consist of three or more independent directors of the Board. For purposes of this Charter, the term "independent director" means a director who meets the independence and experience requirements of the Nasdaq Stock Market, Inc., Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), as determined by the Board.

        Members of the Committee shall be appointed by the Board (or, if applicable, any Nominating Committee of the Board) and shall serve at the pleasure of the Board and for such terms as the Board may determine. As determined by the Board, each member of the Committee shall be financially literate at the time of appointment, and at least one member of the Committee shall have accounting or related financial management expertise, as required by the Commission or provided in the listing standards of the Nasdaq Stock Market, Inc.

Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by written consent, when deemed necessary or desirable by the Committee or its chairperson. The Committee shall meet separately in executive session periodically with each of management, the internal auditor(s) of the Company (the "Internal Auditor") and the outside auditors of the Company (the "External Auditors"). The Committee shall report regularly to the Board with respect to its activities.

        Except as prohibited by applicable law or this Charter, the Committee may form and delegate authority to subcommittees as the Committee reasonably deems appropriate. The Committee may designate a non-member to serve as secretary at committee meetings to keep meeting minutes.

Authority, Duties and Responsibilities

        The Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the Commission and the National Association of Securities Dealers (the "NASD") and other applicable regulatory authorities, have the following responsibilities and authority:

1)
The Committee shall pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Exchange Act.

2)
The Committee shall have sole authority to appoint, determine funding for and oversee the External Auditors as set forth in Section 10A(m)(2) of the Exchange Act.

3)
The Committee shall establish procedures for complaints as set forth in Section 10A(m)(4) of the Exchange Act, including the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4)
The Committee shall have the authority to engage and determine funding for independent counsel and other advisors as set forth in Section 10A(m)(5) of the Exchange Act.

5)
The Committee shall prepare the report of the Committee required by the rules of the Commission to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of an Annual Report on Form 10-K).

6)
The Committee shall review and discuss with management and the External Auditors the audited financial statements and disclosures to be made in management's discussion and analysis, prior to the filing of each Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of an Annual Report on Form 10-K).

7)
The Committee shall review and consider with the External Auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as that statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90.

8)
As a whole, or through the Chairperson, the Committee will review and discuss with management and the External Auditors the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of each Quarterly Report on Form 10-Q, including the results of the External Auditors' reviews of the quarterly financial statements.

9)
The Committee shall review and concur in the appointment, replacement or dismissal of the Internal Auditor, and shall ensure there are no unjustified restrictions or limitations on the activities of the Internal Auditor.

10)
The Committee shall review with management and the Internal Auditor the charter, plans activities, staffing and organizational structure of, and shall periodically review the effectiveness of, the Company's internal audit function.

11)
The Committee shall review and discuss with management, the Internal Auditor and the External Auditors the quality and adequacy of the Company's financial controls and procedures.

12)
The Committee shall discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

13)
The Committee shall discuss with management and the External Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

14)
The Committee shall:

•
Request from the External Auditors annually a formal written statement delineating all relationships between the External Auditors and the Company consistent with Independence Standards Board Standard Number 1;

•
Discuss with the External Auditors any disclosed relationships and their impact on the independence of the External Auditors; and

  •
  Recommend that the Board take appropriate action in response to the report of the External Auditors to satisfy itself of the independence of the External Auditors.

15)
The Committee shall review the performance of the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer as their performance relates to financial controls and procedures.

16)
The Committee shall review and approve the Company's investment policy.

17)
With respect to compliance oversight responsibilities, the Committee shall:

•
Obtain from the External Auditors acknowledgement that the provisions of Section 10A of the Exchange Act (regarding, among other things, audit procedures designed to detect illegal acts and related-party transactions and the Company's operations as a going concern) have been observed.

•
Obtain reports from the Company's Director of Human Resources, the External Auditors and the Internal Auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct. The Committee will also review reports and disclosures of related party transactions and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

•
Discuss with management and the External Auditors any material correspondence between the Company and regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

•
Discuss with the Company's General Counsel or external legal counsel any matters that may have a material impact on the Company's financial statements or compliance policies.

18)
Annually review its own performance and this Charter and recommend to the Board any proposed changes to this Charter.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, to assess and manage the Company's exposure to risk or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles in the United States and applicable rules and regulations. These are the responsibilities of management and the External Auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the External Auditors or to assure compliance with applicable laws and regulations or the Company's Code of Conduct.

EXHIBIT B
MERIT MEDICAL SYSTEMS, INC.
CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS

        The Company has a Code of Business Conduct and Ethics applicable to all directors and employees of the Company. The CEO and all senior financial officers, including the CFO and principal accounting officer, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Business Conduct and Ethics, the CEO and senior financial officers are subject to the following additional specific policies:

        1.    Full, Fair, Accurate, Timely and Understandable Disclosure of Reports.    The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer to promptly bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the company in its public filings or otherwise assist the disclosure committee in fulfilling its responsibilities as specified in the Company's Financial Reporting and Disclosure, Controls and Procedures Policy.

        2.    Report Deficiencies or Fraud.    The CEO and each senior financial officer shall promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) and fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

        3.    Report Violations of Code of Business Conduct and Ethics.    The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning any violation of the Company's Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

        4.    Report Violations of Laws, Rules and Regulations.    The CEO and each senior financial officer shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures.

        5.    Accountability for Adherence to the Code of Business Conduct.    The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of these additional procedures by the CEO and the Company's senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and shall include written notices to the individual involved that the board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

EXHIBIT C
SECOND AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC.
1999 OMNIBUS STOCK INCENTIVE PLAN

        This Second Amendment to the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of Merit Medical Systems, Inc. (the "Company") on April 19, 2004, to be effective upon obtaining approval of the Company's shareholders.

RECITALS

        In 1999, the Company adopted the Plan for the purpose of providing stock options and other equity-based long-term incentives to its executives, employees and non-employee directors.

        The Board of Directors of the Company (the "Board") has determined that it is necessary and desirable to amend the Plan in certain respects.

        The Board has further determined that adoption of the proposed amendments to the Plan requires the approval of the Company's shareholders.

        NOW, THEREFORE, the Plan is hereby amended effective as of the date first set forth above as follows:

  1.
  The name of the Plan is hereby amended, and the Plan shall be referenced hereafter as:

    the "MERIT MEDICAL SYSTEMS, INC. STOCK INCENTIVE PLAN."

  2.
  Section 1 of the Plan, entitled "Establishment and Purpose," is hereby amended in its entirety and replaced with the following:

        This document sets forth the terms and conditions of the Merit Medical Systems, Inc. Stock Incentive Plan (the "Plan"). The Plan is the successor to the Merit Medical Systems, Inc. Long-Term Incentive Stock Option Plan (the "Predecessor Plan"). Subsequent to adoption of the Plan by the Board of Directors and approval of the Plan by stockholders of Merit Medical Systems, Inc. (the "Company"), no further awards have been made under the Predecessor Plan. The Plan is intended to promote the interests of the Company and the stockholders of The Company by providing officers and other employees of the Company (including directors who are also employees of the Company) and persons who are expected to make a long-term contribution to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and/or to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interest more closely to the interest of stockholders. This amended Plan document incorporates prior amendments to the Plan adopted as of December 7, 2002.

  3.
  Section 2(v) of the Plan is hereby amended in its entirety and replaced with the following:

    "Plan" shall mean this Stock Incentive Plan, as amended from time to time.

  4.
  The first sentence of Section 3(a) of the Plan, entitled "Shares Available for Award," is hereby amended in its entirety and replaced with the following:

        The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 5,928,861 shares (subject to adjustment as provided herein and after giving effect to 5-for-4 stock splits effective August 28, 2001 and April 12, 2002, and 4-for-3 stock splits effective August 15, 2003 and December 3, 2003), which shall include 234,418 shares authorized but unissued under the Predecessor Plan.

  5.
  The first two paragraphs of Section 4 of the Plan, entitled "Administration of the Plan," are hereby amended in their entirety and replaced with the following:

        The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m)of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Committee may not, however, without amendment to the Plan, (i) accelerate the date on which any Tandem SAR or Stand-Alone SAR or Incentive Award relating to Phantom Stock granted under the Plan becomes exercisable, (ii) otherwise adjust any of the terms of such Tandem SAR or Stand-Alone SAR, or (iii) accelerate the Exercise Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Phantom Stock or otherwise adjust any of the terms applicable to such share.

  6.
  Section 7(c)(iii) of the Plan is hereby amended in its entirety and replaced with the following:

  (iii)
  by delivering shares of Common Stock owned by the Participant for more than six months, together with appropriate stock powers; or

  7.
  Section 10(b) of the Plan, entitled "Restricted Stock—Conditions to Vesting," is hereby amended in its entirety and replaced with the following:

        At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. In particular, without limiting the foregoing sentence, awards of Restricted Stock which are subject to the satisfaction of "performance goals" identified in Section 10(i) below, will not be exercisable prior to one year after the date of grant, whereas Restricted Stock awards which are not subject to "performance goals" will not be exercisable prior to three years after the date of grant.

  8.
  The second sentence of Section 10(e)(1) of the Plan, entitled "Restricted Stock—Issuance of Certificates," is hereby amended in its entirety and replaced with the following:

        Each such stock certificate shall bear the following legend: The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Merit Medical Systems, Inc. Stock Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Merit Medical Systems, Inc.

  9.
  Section 23 of the Plan, entitled "Effective Date and Term of Plan," is hereby amended in its entirety and replaced with the following:

        The Plan (then identified as the Merit Medical Systems, Inc. 1999 Omnibus Stock Incentive Plan) became effective on the Effective Date, and was subsequently approved by the stockholders of the

Company. Effective                        , 2004, the Plan was amended as set forth herein. Notwithstanding the amendment of the Plan, the operation of the Plan shall continue uninterrupted, and the amendment of the Plan shall not constitute or be deemed to constitute a termination or suspension of the Plan. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

  10.
  Except as provided above, the Plan is hereby continued and ratified in all respects.

        IN TESTIMONY WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this            day of                        , 2004.

MERIT MEDICAL SYSTEMS, INC.
By:
Name:
Title:

PROXY
MERIT MEDICAL SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred P. Lampropoulos, Kent W. Stanger, and Rashelle Perry, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of Merit Medical Systems, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 20, 2004 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Merit Medical Corporate Offices, 1600 West Merit Parkway, South Jordan, Utah 84095, on Tuesday, May 25, 2004, at 3.00 p.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.
ELECTION OF DIRECTORS, each to serve for a term of three years or until his successor has been duly elected and qualified.

☐ FOR all nominees listed below (except as marked to the contrary).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        REX C. BEAN                  RICHARD EDELMAN

2.
APPROVAL OF THE PROPOSAL TO AMEND THE MERIT MEDICAL SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN for the purposes of (i) changing the name of the plan to the "Merit Medical Systems, Inc. Stock Incentive Plan;" (ii) increasing the number of shares of common stock of the Company available for the grant of awards under the plan from 4,678,861 shares to 5,928,861 shares; (iii) establishing minimum vesting periods for grants of restricted stock under the plan; and (iv) limiting the discretion of the plan's administrative committee (currently the Compensation Committee of the Company's Board of Directors) to amend the plan or waive certain restrictions set forth in the plan.

☐ For	☐ Against	☐ Abstain
3.
RATIFICATION OF THE APPOINTMENT of Deloitte & Touche LLP to serve as the independent auditor of the Company for the fiscal year ending December 31, 2004.

☐ For	☐ Against	☐ Abstain
4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE AMENDMENT OF THE MERIT MEDICAL SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE INDEPENDENT AUDITOR OF THE COMPANY.

        Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

DATED:	2004	Signature
Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both entities should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MERIT MEDICAL SYSTEMS, INC. 1600 Merit Parkway South Jordan, Utah 84095
PROXY STATEMENT
Annual Meeting of Shareholders May 25, 2004
SOLICITATION OF PROXIES
VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL NO. 2—AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN
PROPOSAL NO. 3—RATIFICATION OF SELECTION OF AUDITOR
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS
ADDITIONAL INFORMATION
EXHIBIT A MERIT MEDICAL SYSTEMS, INC. AUDIT COMMITTEE CHARTER
EXHIBIT B MERIT MEDICAL SYSTEMS, INC. CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS
EXHIBIT C SECOND AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN